Exhibit 4.1

EXHIBIT A

BARE METAL STANDARD

SUBSCRIPTION AGREEMENT

The undersigned (the "Purchaser") hereby tenders this subscription and agrees to purchase the number of Shares issued by Bare Metal Standard (the "Company"), set forth next to such Purchaser's name on the signature page hereto, at a per Share purchase price of $0.50.  In consideration therefore, the Purchaser hereby delivers a counterpart of this Agreement, together with the amount set forth next to the Purchaser's name on the signature page hereto ("the "Funds"), by wire transfer or a certified check representing immediately available funds, in full payment of the aggregate purchase price of the Shares. The Purchaser understands and agrees this subscription is irrevocable.

1.0      Acceptance and Rejection of Subscription. The Purchaser understands that the Company    has the right to reject all or any part of this subscription for any reason whatsoever or for no reason. This subscription shall be deemed accepted by the Company when the Company executes a counterpart of this Agreement. Promptly after accepting this subscription, the Company will cause a stock certificate evidencing the number of Shares purchased, to be delivered and issued to the Purchaser. In the event the Company rejects all or part of this subscription, the Company will promptly return that amount of the Funds delivered herewith that correspond to the rejected portion of this subscription. By execution below, the Purchaser acknowledges that the Company is relying upon the accuracy and completeness of the representations contained herein in complying with its obligations under applicable securities   laws.

2.0      Representations by Purchaser

2.1       General Representations: The undersigned acknowledges and represents as follows:

2.1.1     The undersigned believes that he, she or it, either alone or with his, her or its purchaser representative, has such knowledge and experience in financial and business matters that he, she or it is capable of reading and interpreting financial statements and evaluating the merits and risks of the prospective investment in the Shares and has the net worth to undertake such risks. If the undersigned has designated a purchaser representative, the undersigned acknowledges that the undersigned has discussed the investment fully with such purchaser representative and has had all inquiries answered to the undersigned's satisfaction;

2.1.2     The undersigned has obtained, to the extent he, she or  it deems  necessary,  his, her, or its own personal professional advice with respect to the risks inherent in an investment in  the Shares and the suitability of the investment in the Shares in light of his, her or its financial  condition and investment needs;

2.1.3     The undersigned believes that an investment in the  Shares  is  suitable for him, her or it based upon his, her or its investment objectives and financial needs, and the undersigned has adequate means for providing for his, her or its current financial needs and personal contingencies and has no need for liquidity of the investment with respect to the Shares;

2.1.4     The undersigned has been given access to full and complete information regarding the Company and has utilized such access to his, her or its satisfaction for the purpose of obtaining information on the Company; and particularly, the undersigned has been given a reasonable opportunity to meet with representatives of the Company for the purpose of asking   questions of and receiving answers from, such representatives concerning the terms and conditions of the Shares, and to obtain any additional information, necessary to verify the accuracy of the information provided;

2.1.5     The undersigned recognizes that the  Shares  involve  a  high  degree of risk including, but not limited to, the risks described in this Private Placement Memorandum under  the heading "Risk Factors";

2.1.6     The undersigned realizes that ( i) the purchase of the Shares is a long-term investment, (ii) the purchaser of the Shares must bear the economic risk of the investment for an indefinite period of time because none of the Shares have been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state laws and, therefore, cannot be sold unless subsequently registered under the Act and such laws or any exceptions from such registration are available, (iii) the undersigned may not able to liquidate his or her investment in the event of an emergency, or pledge any  of the Shares as collateral security for loans, and (iv) the transferability of the Shares is restricted and requires conformity with the restrictions contained in paragraph 2.2 below.

2.2          No Securities Law Registration. The undersigned has been advised that none of the Shares have been registered under the Act or the relevant state securities laws but are being offered and sold pursuant to exemptions from such laws and that the Company's reliance upon such exemptions is predicated in part on the undersigned's representations to the Company as contained herein. The undersigned represents, warrants, covenants and agrees that the Shares are being acquired for his, her or its own account and for investment and without the intention of reselling or redistributing any of the Shares and that he, she or it has made no agreement with others regarding any of such Shares, and that his, her   or its financial condition is such that it is not likely that it will be necessary to dispose of the Shares in the foreseeable future. The undersigned is aware that, in the view of the Securities and Exchange Commission, the acquisition of the Shares with an intent to resell by  reason  of  any  foreseeable  specific contingency or anticipated change in market values, or any change in the condition of the Company, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of the Shares and for which the Shares were pledged as security, would represent an intent inconsistent with the representations set forth above. The undersigned further represents, warrants, covenants and agrees that if, contrary to his, her or its foregoing intentions, he, she or it should later desire to sell, assign, pledge, transfer of otherwise dispose of the Shares in any manner, he, she or it cannot do so without first obtaining (i) the opinion of counsel satisfactory to the Company that such proposed disposition or transfer lawfully may be made without the registration of such  Shares  pursuant to the Act, and applicable state securities laws or (ii) the registration of the Shares. The undersigned further represents that he, she or it understands and agrees that, until registered under the Act, or transferred pursuant to the provisions of Rule 144 there under, or any similar provision as promulgated by the Securities and Exchange Commission, the Shares, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as   follows:

In the case of any such stock certificate:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION  OF  COUNSEL  SATISFACTORY  TO  PURCHASERS  OF    THE SECURITIES THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS."

3.0 Right to Rely. The undersigned is informed of the significance to the Company of the foregoing representations, and they are made with the intention that the Company will rely on them.

4.0 Entity Representation. The undersigned, if other than an individual, makes the following additional representations:

4.1          The undersigned was not organized for the specific purpose of acquiring the Shares; and

4.2          This Agreement has been duly authorized by all necessary action on the part of the undersigned, has been duly executed by an authorized officer or representative of the undersigned, and is a legal, valid and binding obligation of the undersigned enforceable in accordance with its terms.

5.0 Notice to Investor. Correspondence and  notices  to  the  undersigned  should  be  sent  to  the  address listed below in the signature page of this Agreement until such time as the undersigned shall notify the Company, in writing, of a different address to which such correspondence and notices are to be sent.

6.0   Notice  and Payment  to Company.  Correspondence, notices and payment for Shares should be   sent to:

Make Check
payable to:	Bare Metal Standard
3604 Banner Ave.,
Boise, Idaho 83709

With a signed Subscription Agreement sent to the above address.

7.0                  Miscellaneous.

7.1     The undersigned agrees that this Agreement is not transferable or assignable.

7.2     The undersigned agrees that, except as expressly permitted by any applicable state law, the undersigned may not cancel, terminate or revoke this Agreement or any agreement of the undersigned made hereunder, and this Agreement shall survive the death or legal disability of the undersigned and shall be binding upon the undersigned's heirs, executors, administrators, successors and assigns.

7.3     The Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereto and may be amended only in writing, executed by both parties.

7.4     Headings are for convenience only and are not deemed to be part of this Agreement.

7.5     This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

7.6           The undersigned agrees to provide such information and to execute and deliver such documents as reasonably may be necessary to comply with any and all laws and ordinances to which the Company is subject and in order to verify any of the information provided by or representations or warranties made by the undersigned to the Company.

7.7           The undersigned acknowledges that if he, she or  it is a resident of  or  domiciled in  any state whose "blue sky laws" or  other local securities laws  require a  restriCTIon on  transferability  of securities, he, she or it will comply with such restriCTIons.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned has exercised this Subscription Agreement as an instrument under seal as of this_________________day of_______, 2016.

NUMBER OF SHARES SUBSCRIBED FOR (MINIMUM 10,000)
MULTIPLIED BY
$0.50:______________

Name of (Typed or Printed)

Signature

Joint Account Owner (Typed or Printed)

Signature

Tax Identification or Social Security Number(s)

Address

City, State, Country and Postal Code

_____________________/____________________/____________________ Telephone, Facsimile and Email

THE FOREGOING SUBSCRIPTION AGREEMENT IS HEREBY ACCEPTED AND AGREED TO BY THE COMPANY.

DATED:____________________, 2016	BARE METAL STANDARD,

a Idaho Corporation

	By:	James B. Taylor
Chief Executive
Officer